PURCHASE AGREEMENT
                            By and Between The Buyer
                TJ HOLDING COMPANY, INC., A DELAWARE CORPORATION,
                                 and The Seller
                  T.J. CINNAMONS, INC., A DELAWARE CORPORATION

                                  JUNE 3, 1996

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                                TABLE OF CONTENTS

ARTICLE 1
SALE: PURCHASE PRICE: CLOSING .............................................3
     Section 1.1 Sale and Delivery of the Intellectual Property ...........3
     Section 1.2 Assignment of Supplier Agreements ........................3
     Section 1.3 Purchase Price ...........................................3
     Section 1.4 Base Purchase Price ......................................3
     Section 1.5 Additional Payments ......................................4
     Section 1.6 Royalty for New Bakeries .................................5
     Section 1.7 Quarterly Reports ........................................5
     Section 1.8 Additional Agreements ....................................6
     Section 1.9 The Closing ..............................................6
     Section 1.10 Liabilities of the Seller ...............................6

ARTICLE 2 .................................................................6

COVENANTS OF THE SELLER ...................................................6
     Section 2.1 No Divided Distributions .................................6
     Section 2.2 Payment of Seller's Liabilities ..........................7
     Section 2.3 Heinz Agreement ..........................................7

ARTICLE 3 .................................................................7

REPRESENTATIONS OF THE SELLER .............................................7
     Section 3.1 Organization and Authority ...............................7
     Section 3.2 Authorization; No Conflicts ..............................7
     Section 3.3 Ownership and Distinctiveness of Intellectual Property ...8
     Section 3.4 Litigation ...............................................9
     Section 3.5 No Other Ownership of the Intellectual Property ..........9
     Section 3.6 Financial Statements .....................................9
     Section 3.7 Franchises ...............................................10
     Section 3.8 Regulatory Approvals .....................................10
     Section 3.9 Trade Secrets ............................................10
     Section 3.10 Adequacy of TJC System ..................................10
     Section 3.11 Contracts and Commitments ...............................10
     Section 3.12 Compliance with Laws ....................................11
     Section 3.13 Disclosure ..............................................11

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ARTICLE 4 .................................................................11

REPRESENTATIONS OF THE BUYER ..............................................11
     Section 4.1 Organization and Authority ...............................11
     Section 4.2 Authorization ............................................11
     Section 4.3 Disclosure ...............................................11

ARTICLE 5 .................................................................12

CONDITIONS TO THE OBLIGATIONS OF THE BUYER ................................12

     Section 5.1  Truth of Representations and Warranties of the Seller;
                  Compliance with Covenants and Obligations ...............12
     Section 5.2  Corporate Proceedings ...................................12
     Section 5.3  Governmental Approvals ..................................12
     Section 5.4  Third Party Consents ....................................12
     Section 5.5  Bulk Sales Law Compliance ...............................12
     Section 5.6  Adverse Proceedings .....................................13
     Section 5.7  Supplier Agreement Termination and Estoppel Letters .....13
     Section 5.8  Closing Deliveries ......................................13
     Section 5.9  Closing Deliveries From Seller's Officers ...............14
     Section 5.10 Completion of Exhibits ..................................14

ARTICLE 6 .................................................................14

CONDITIONS TO THE OBLIGATIONS OF THE SELLER ...............................14
     Section 6.1 Truth of Representations and Warranties of the Buyer;
                 Compliance with Covenants and Obligations ................14
     Section 6.2 Corporate Proceedings ....................................14
     Section 6.3 Adverse Proceedings ......................................14
     Section 6.4 Fairness Opinion .........................................14
     Section 6.5 Closing Deliveries .......................................15

ARTICLE 7 .................................................................15

INDEMNIFICATION ...........................................................15

     Section 7.1  Indemnification for Misrepresentations ..................15
     Section 7.2  Survival of Representations .............................15
     Section 7.3  Seller's Indemnity for Intellectual Property ............16
     Section 7.4  Seller's Indemnity for Seller's Business Operations .....16
     Section 7.5  Buyer's Indemnity for Buyer's Business Operations .......16
     Section 7.6  Franchisee General Release Forms ........................17

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     Section 7.7  Claims by Franchisees Against Buyer and Seller for Actions
                  Prior to and After the Closing ..........................17
     Section 7.8  Buyer's Right of Offset .................................17
     Section 7.9  Notice for Claims of Indemnification ....................18
     Section 7.10 Defense by Indemnifying Party ...........................18

ARTICLE 8
GENERAL PROVISIONS ........................................................19
     Section 8.1 Termination ..............................................19
     Section 8.2 Effect of Termination ....................................19
     Section 8.3 Broker's and Financial Advisers ..........................19
     Section 8.4 Notices ..................................................20
     Section 8.5 Successors and Assigns ...................................20
     Section 8.6 Amendments ...............................................21
     Section 8.7 Waivers ..................................................21
     Section 8.8 Expenses .................................................21
     Section 8.9 Severability .............................................21
     Section 8.10 Specific Performance ....................................21
     Section 8.11 Governing Law ...........................................21
     Section 8.12 Counterparts ............................................22
     Section 8.13 No Third Party Beneficiaries ............................22
     Section 8.14 Entire Agreement ........................................22

EXHIBITS

  Exhibit A:  Intellectual Property
  Exhibit B:  License Agreement
  Exhibit C:  Management Agreement
  Exhibit D:  Form of Consulting Agreement for Charles Loccsiano
  Exhibit E:  Form of Consulting Agreement for Alan Gottlich
  Exhibit F:  Assignment of Supplier Agreements
  Exhibit G:  First Note, and Guarantee
  Exhibit H:  Second Note, and Guarantee
  Exhibit I:  Bill of Sale and Assignment of Intellectual Property
  Exhibit J:  Form of Legal Opinion of Counsel to the Seller
  Exhibit K:  Form of Legal Opinion of Counsel to the Buyer
  Exhibit L: Form of Certificate of the Secretary of T.J. Cinnamon's Inc. Exhibit M: Form of Certificate of the President of T.J. Cinnamon's Inc. Exhibit N: Form of Certificate of the Assistant Secretary of TJ Holding
              Company Inc.
  Exhibit O: Form of Certificate of the President of TJ Holding Company Inc. Exhibit P: Form of Escrow Agreement

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                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement" or "Purchase Agreement") is entered into as of the 3rd day of June, 1996, by and between TJ Holding Company, Inc., a Delaware Corporation (the "Buyer"), a wholly owned subsidiary of Arby's Inc., a Delaware Corporation, ("Arby's") and T.J. Cinnamons, Inc., a Delaware Corporation, (the "Seller") with respect to the acquisition and sale of the intellectual property developed and owned by the Seller and certain related assets of the Seller. The Buyer and Seller are collectively referred to in this Agreement as the "Parties" or individually as a "Party".

                                RECITALS OF FACT

     A. The Seller is the owner of a unique system of developing and operating food service units offering gourmet cinnamon rolls and other bakery items and beverages ("TJC System"). The distinguishing features of the TJC System include the name "T.J. Cinnamon's" and other related trade names, trademarks, service marks, logos, signs, and emblems (the "Proprietary Marks"); distinctive recipes and secret formulas for baking gourmet cinnamon rolls and other bakery products (the "Secret Recipes"); secret and proprietary plans relating to the preparation, baking, and merchandising of gourmet cinnamon rolls utilizing the Secret Recipes, including instructional materials, operating manuals, and training courses for preparing gourmet cinnamon rolls and other bakery items, and any and all copyrights claimed in connection with such materials ("Technical Information"); specially designed fixtures, equipment, containers, and other items used in preparing, serving, and dispensing the gourmet cinnamon rolls and other bakery items; distinctive production and delivery systems; and, distinctive exterior and interior designs, decor, color schemes, and furnishings. The Secret Recipes and Technical Information are all confidential trade secrets of the Seller and are collectively referred to herein as the "Proprietary Information". The Proprietary Marks and the Proprietary Information are collectively referred to in this Agreement as the "Intellectual Property". A list of the Intellectual Property is attached hereto as Exhibit A.

     B. The gourmet cinnamon rolls and all other baking products prepared using the Proprietary Information are referred to in this Agreement as "TJC Products". The TJC Products and all other products sold under the Proprietary Marks, including such modified or substituted marks that Buyer may utilize with respect to the sale of TJC Products, are referred to as the "TJC Branded Products".

     C. The Seller owns and operates, and franchises others ("TJC Franchisees") pursuant to franchise agreements ("TJC Franchise Agreements") to operate, retail locations ("TJC Bakeries") identified by one or more of the Proprietary Marks (and using the Proprietary Information) that prepare and sell all or a variety of TJC Products, and other bakery products

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and beverages.  The Seller has also licensed others ("Retail  Licensees") to use the Proprietary Information to prepare and sell a limited variety of TJC Products at or from certain retail locations other than TJC Bakeries ("TJC Retail Locations"), which are identified by one or more of the Proprietary Marks, and licenses other third parties ("Wholesale Licensees") to prepare and sell on a wholesale basis certain selected TJC Products for resale through retail food stores. (These licenses are referred to herein as "Wholesale Licenses.") The TJC Franchisees, Retail Licensees, and Wholesale Licensees are referred to in the aggregate as "TJC Licensees" and agreements with TJC Licensees are referred to collectively as "TJC License Agreements" (which includes TJC Franchise Agreements).

     D. Arby's owns, operates, and franchises single and multi-brand restaurants under the names Arby's, ZuZu, P.T. Noodles, and Arby's Roast Town, which collectively sell breakfast, lunch, dinner, and snack food products using unique systems ("Arby's Systems"), and which, along with other restaurants using concepts which Arby's, the Buyer, or their successors or assigns may develop in the future, including full-concept TJC Bakeries offering the complete line of Required TJC Products and required Permitted TJC Products (as defined in the License Agreement) and operating in a manner consistent with the definition of a TJC Bakery under the License Agreement, but not including any full-concept TJC Bakeries operating in enclosed shopping malls, are collectively referred to herein as "Arby's Restaurants". Arby's and the Buyer wish to offer, and to license franchisees of Arby's and the Buyer and Buyer's affiliates to offer the TJC Branded Products, improvements to the TJC Products, other bakery items and beverages in Arby's Restaurants.

     E. The Seller desires to sell the Intellectual Property and the accompanying goodwill to the Buyer, and the Buyer is willing to license to the Seller, or license to Arby's to license to the Seller, such of the Intellectual Property as is necessary for the operation of the existing TJC Bakeries, and, with certain limitations, the sale of TJC Products by TJC Licensees in accordance with the terms of this Agreement and the license agreement attached hereto as Exhibit B (the "License Agreement").

     F. The Seller desires to assign certain of its supplier agreements, and the Buyer is willing to assume certain supplier agreements.

     G. The Seller desires to obtain the assistance and expertise of the Buyer in performing the Buyer's obligations and enforcing the Buyer's rights under the TJC License Agreements. The Seller also desires to obtain the assistance of the Buyer in operating and franchising other operating food service units pursuant to the terms of the Management Agreement. The Buyer is willing to undertake such management responsibilities pursuant to a management agreement in the form attached hereto as Exhibit C (the "Management Agreement").

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     H. This Agreement,  the License Agreement,  the Management  Agreement,  and
such other agreements as are contemplated by this Agreement, the License Agreement, and the Management Agreement, are collectively referred to herein as the "Agreements."

     I. The Buyer desires to obtain agreements from certain principals of the Seller, not to engage in competitive activities, and to obtain agreements from certain stockholders of Seller regarding the transfer or assignment of ownership interests in Seller. Such covenants and agreements are specified in the agreements (the "Non-competition Agreement" and "Stock Sale Restriction Agreement") attached hereto as Exhibits D and E.

     With reference to the above stated Recitals of Fact and in consideration of the mutual covenants and conditions contained in the Agreements, the Parties hereby agree as follows:

                                    ARTICLE I
                          SALE: PURCHASE PRICE; CLOSING

     Section 1.1 Sale and Delivery of the Intellectual Property. Subject to and upon the terms and conditions of the Agreements, on the Closing Date (as defined in Section 1.8), the Seller shall sell, transfer, convey, assign, and deliver to the Buyer, and the Buyer shall purchase from the Seller, free and clear of all liens, all of Seller's rights, title, and interest in, under, and to the Intellectual Property and all goodwill relating to or associated therewith.

     Section 1.2 Assignment of Supplier Agreements. The Seller has entered into agreements with certain manufacturers and distributors of TJC Products and ingredients used in TJC Products (the "Suppliers"), each of which is identified in Schedule 1.2 (the "Supplier Agreements"). At the Closing, for the
consideration provided herein, the Seller shall assign to the Buyer and the Buyer shall assume from the Seller the Supplier Agreements with William Foods, Inc., Multifoods Specialty Distributors, Inc., Ryckoff-Sexton Corporation, Nevarro Pecan Co., Inc., McCormick & Company, Incorporated, and Coca Cola Fountain, pursuant to the delivery of a general assignment ("Assignment of Suppliers Agreements") substantially in the form of Exhibit F. However, the Buyer is not assuming any amounts payable to any Suppliers as of the Closing Date, but rather is only assuming the obligations of the Supplier Agreements after the Closing Date.

     Section 1.3 Purchase Price. The aggregate purchase price for the Supplier Agreements and the Intellectual Property and the accompanying goodwill, to be acquired by the Buyer (the "Purchase Price") shall be Three Million Five Hundred Forty Thousand Dollars ($3,540,000) ("Base Purchase Price") and further payments (the "Additional Payments") by the Buyer, described below in Section 1.5. The Purchase Price shall be paid as provided in Sections 1.4 and 1.5 below and shall be allocated for Federal tax purposes among the assets as provided on Schedule
1.3 attached hereto.

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     Section 1.4 Base Purchase  Price.  The Base Purchase Price shall be paid to the Seller as follows:

          (a) Cash upon execution of this Agreement in the amount of Twenty-Five Thousand Dollars ($25,000);

          (b) Cash at the Closing in the amount of One Million Seven Hundred Sixty-Five Thousand Dollars ($1,765,000), less the amount paid to Heinz as provided in Section 1 .4(c) (the "Closing Date Payment");

          (c) Payment to Pro Bakers, Ltd. d/b/a Heinz Bakery Products ("Heinz") of cash in the amount of not less that Four Hundred Thousand Dollars ($400,000), and not more than Seven Hundred Ninety Thousand Dollars ($790,000) at the Closing (the "Heinz Payment"), with the precise amount to be specified by Seller not less than thirty (30) days prior to Closing.

          (d) Delivery at the Closing of a promissory note ("First Note") substantially in the form attached hereto as Exhibit G in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) less the amount of the Second Note as provided in Section 1.4(e), bearing an annual interest rate on the outstanding principal amount at the rate equal to the prime rate as published in the Wall Street Journal on the fifth (5th) day of business prior to the Closing Date, plus one percent (1 %) (the "Interest Rate"), amortized from the Closing Date to the date which is fifteen (15) consecutive months after the Closing Date, payable in fifteen (15) equal monthly installments of principal and interest; and

          (e) Delivery at the Closing of a promissory note (" Second Note") substantially in the form attached hereto as Exhibit H in a principal amount to be specified by the Seller not less than thirty (30) days prior to Closing, but in any event not more than One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), bearing an annual interest rate at the Interest Rate, amortized from the Closing Date to the date which is twenty-four (24) consecutive months after the Closing Date, payable in twenty-four (24) equal monthly installments of principal and interest.

     Section 1.5 Additional Payments. The Additional Payments shall be computed and paid as follows:

          (a) The Buyer will pay to the Seller an amount (the "Arby's Royalty") equal to the sum of (i) two percent (2%) of the Gross Sales (as defined in Section 1.5(b)) of the TJC Branded Products sold in or from Arby's Restaurants during the Initial Period (as defined below) and (ii) one percent (1 %) of the Gross Sales of the TJC Branded Products sold in or from Arby's Restaurants during the thirty-six (36) month period commencing on the day immediately succeeding the last day of the Initial Period. For purposes of this Agreement, the "Initial Period" shall be a period commencing on the later to occur of (i) the first day of the twenty-fifth

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(25th)  month  following  the Closing Date or (ii) the first day of the calendar quarter (January 1, April 1, July 1, and October 1) immediately following the date as of which the Gross Sales of the TJC Branded Products sold in or from Arby's Restaurants for the immediately preceding four (4) calendar quarters exceeds Twenty Six Million and Three Hundred Thousand Dollars ($26,300,000), and terminating on the last day of the forty-eight (48th) month following the Initial Period. If, in any calendar quarter, Buyer's, Arby's, or any successor's Gross Sales of TJC Branded Products from sources other than Arby's Restaurants exceeds Gross Sales of TJC Branded Products from Arby's Restaurants by a ratio greater than 2:1, the Arby's Royalties shall be measured by the Gross Sales from all sources selling TJC Branded Products (including Arby's Restaurants), rather than just from Arby's Restaurants for each calendar quarter thereafter.

          (b) For purposes of this Agreement, the term "Gross Sales" shall mean all revenue actually received by Arby's Restaurants from the sale of TJC Branded Products (pro rated if any period falls within a time period less than a full calendar year), but shall not include (i) any sales taxes or other taxes collected during such period from customers and paid directly to the appropriate tax authorities, (ii) the retail value of employee purchases made during such period, or, (iii) the coupon value of products distributed during such period with promotional coupons with respect to TJC Branded Products.

          (c) The Additional Payments shall be calculated at the end of each calendar quarter following the commencement of the Initial Period, and paid with respect to the Gross Sales of the calendar quarter on or before the last day of the following calendar quarter, accompanied by such reports as the Seller may reasonably request.

          (d) Notwithstanding anything herein to the contrary, total payments constituting Additional Payments from the Buyer to Seller shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000) in the aggregate.

     Section 1.6 Royalty for New Bakeries. In addition to the Arby's Royalty, the Buyer shall also pay to the Seller an amount equal to one-half of one percent (1/2 %) of the Gross Sales of TJC Branded Products sold during the New Bakeries Period (as defined below) in or from new full concept bakeries modeled on or after the TJC System established by Arby's after the Closing in enclosed shopping malls ("Arby's Bakeries"). For purposes of this Agreement, the "New Bakeries Period" shall commence on the Closing Date and shall terminate on the last day of the two hundred and fortieth (240) month period following the Closing Date. The amounts paid pursuant to this Section 1.6 are not subject to the maximum amount provided in Section l.5(d).

     Section 1.7 Quarterly Reports. The Buyer shall provide to Seller quarterly reports concerning the Gross Sales of TJC Branded products sold in or from Arby's Restaurants and from Arby's Bakeries, within thirty (30) days following the end of each quarter. Each report shall contain a statement from the Buyer's accounting firm or chief accounting officer, or his/her

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designee,  attesting  to the  accuracy of the report.  The Seller shall have the right, upon reasonable notice, and at the Seller's sole cost and expense, to audit the records of the Buyer that the Buyer utilized in preparing the quarterly reports. The Buyer shall provide the Seller, on an annual basis, with the Buyer's Uniform Franchise Offering Circular or such other material which provides a list of Arby's Restaurants.

     Section 1.8 Additional Agreements. At the Closing, the Buyer, and the principals and stockholders of Seller designated in the License Agreement, shall enter into the Non-competition Agreements and Stock Sale Restriction Agreements, providing for the payment by the Buyer of the aggregate amount of Six Hundred Thousand Dollars ($600,000) over two (2) years, in the amounts specified in, and subject to the other terms and conditions as further provided in, the Non-competition Agreements and Stock Sale Restriction Agreements.

     Section 1.9 The Closing. The closing of the purchase and sale of the Intellectual Property and the goodwill relating to or associated therewith and the other agreements contemplated hereby (the "Closing") shall take place at the offices of Rudnick, Wolfe, Epstien & Zeidman, located at 1401 New York Avenue, N.W., Suite 900, Washington D.C. at 10:00 a.m., on August 30, 1996, or at such other place, time, or date as may be mutually agreed upon in writing by the Parties (the "Closing Date"), upon satisfaction of the conditions as set forth in Articles 5 and 6. At the Closing, the Buyer will pay the Purchase Price by wire transfer of immediately available funds to such account as the Seller may reasonably direct by written notice delivered to the Buyer by the Seller at least one (1) business day before the Closing Date. Simultaneously, the Seller will assign and transfer to the Buyer good and valid title in and to the Intellectual Property (free and clear of all liens) by delivery of a Bill of Sale and Assignment of Intellectual Property duly executed by the Seller substantially in the form of Exhibit I. At the Closing, there shall also be delivered to the Seller and the Buyer the assignments, opinions, certificates, and other contracts, documents, and instruments required to be delivered under Articles 5 and 6.

     Section 1.10 Liabilities of the Seller. The Buyer shall not assume any liabilities of the Seller whatsoever as a part of the transactions completed by this Agreement.

                                    ARTICLE 2
                             COVENANTS OF THE SELLER

     Section 2.1 No Divided Distributions. The Seller shall not declare or pay a dividend on any class of stock for twelve (12) consecutive calendar months after the Closing. For purposes of this Agreement, "Dividend Payment" shall mean dividends (in cash or property) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, or other acquisition of, any shares of any class of stock of the Seller or of any warrants, options, or other rights to acquire the same.

     Section 2.2 Payment of Seller's Liabilities. Within fifteen (15) months after the Closing, the Seller shall have paid all aggregate outstanding liabilities existing as of the Closing Date (the "Closing Date Liabilities"). Compliance with this covenant shall be evidenced by delivery of a Certificate of the President of the Seller to the Buyer in a form satisfactory to the Buyer, not later than sixteen (16) months after the Closing. The Seller is expressly permitted to incur new liabilities in the normal course of its business operations after the Closing, provided all outstanding liabilities existing as of the Closing Date are paid in full within fifteen (15) months after Closing. To the extent that any Closing Date Liabilities exist on such date, and are not released, the Buyer shall have the right to off-set such amount against the Additional Payments due to the Seller; provided, however, that any creditor as of the Closing Date that specifically releases Seller from all of its claims shall not have to be paid pursuant to this Section.

     Section 2.3 Heinz Agreement. The Seller shall terminate its Supplier Agreement with Heinz (the "Heinz Agreement"). Both Parties acknowledge that the Seller will assign its rights in, under, and to the Second Note to Heinz (the "Heinz Assignment") on the Closing Date as part of the agreement between Heinz and the Seller to terminate the Heinz Agreement.

                                    ARTICLE 3
                         REPRESENTATIONS OF THE SELLER

     The Seller represents and warrants to Arby's and the Buyer as follows:

     Section 3.1 Organization and Authority. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to own and use the Intellectual Property, to execute and deliver the Agreements, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

     Section 3.2 Authorization: No Conflicts. The execution and delivery by the Seller of the Agreements and the performance by the Seller of its obligations thereunder have been duly and validly authorized by all requisite corporate action. Without limiting the generality of the foregoing at the Closing, the shareholders and Board of Directors of the Seller have duly authorized the transactions contemplated by the Agreements. This Agreement constitutes, and each of the other Agreements when executed will constitute, the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The execution, delivery, and performance of the Agreements, and the consummation by the

Seller of the transactions contemplated thereby, do not and will not, (a) conflict with, violate or breach the provisions of any law, rule, or regulation applicable to the Seller; (b) conflict with, violate, or breach a provision of the Seller's Certificate of Incorporation or Bylaws; (c) conflict with, violate, or breach any judgment, decree, order, or award of any court, arbitral tribunal, administrative agency or commission or other governmental entity or regulatory authority or agency; (d) constitute a fraudulent conveyance under any state law or federal bankruptcy law; or (e) conflict with or result in the breach or termination of any term or provision of any agreement or instrument to which the Seller is a party or by which the Seller is or may be bound. Schedule 3.2 attached hereto sets forth a true, correct, and complete list of all consents and approvals of third parties (including any governmental authorities) that are required in connection with the execution, delivery, and consummation by the Seller of the transactions contemplated by the Agreements.

     Section 3.3 Ownership and Distinctiveness of Intellectual Property. The Seller has an ownership interest in and/or uses the Intellectual Property in connection with the conduct of the TJC System. No other intellectual or intangible property is used or necessary in the conduct of the TJC System. Except for the trademark applications which are still pending and identified on
Schedule 3.3, the Seller is the true, lawful, and sole owner of the Intellectual Property; and, except as set forth in Schedule 3.3, the Seller has all exclusive rights, title, and interest in and to the Intellectual Property, and will sell, transfer, convey, and assign the Intellectual Property to Buyer, free and clear of any pledges, liens, security interests, restrictions, prior assignments, encumbrances, or claims of any kind or nature. Except as set forth in Schedule 3.3, (i) all registrations with and applications to governmental or regulatory authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes of any kind or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness; (ii) there are no restrictions on the direct or indirect transfer of any contract, agreement, understanding, or any interest therein,  held by Seller in respect  of such  Intellectual  Property;  (iii) the
Seller has delivered to the Buyer prior to the execution of this Agreement documentation with respect to any process, design, know-how, or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such process, design, know-how, or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any person; (iv) the Seller has taken reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets in respect of the TJC System; (v) the Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract, agreement, or understanding with respect to the Intellectual Property; and, (vi) none of the Intellectual Property is being infringed by any other person. The Seller has not received notice that it is infringing upon any Intellectual Property of any other person or entity in connection with the conduct of the TJC System, no claim is pending or has been made to such effect (that has not been completely resolved), and the Seller is not infringing upon any Intellectual Property rights of any other person or entity in connection with the conduct of the TJC System. The delivery to the Buyer of the instruments of transfer of ownership contemplated by the Agreements will exclusively vest all of the Seller's rights, title, and interest in and to the Intellectual Property and the goodwill relating to or associated with the Intellectual Property in the Buyer, free and clear of any pledges, liens, security interests, restrictions, prior assignments, encumbrances, and claims of any kind or nature except as contemplated by the Agreements. The Seller represents and warrants the validity, distinctiveness, and enforceability of the Proprietary Marks and the copyrights associated with all written materials.

     Section 3.4 Litigation. The Seller has not received any written notice of and is not aware of any infringement by any third party of any of the Intellectual Property. Except as set forth on Schedule 3.4 attached hereto, none of the Intellectual Property is subject to, any litigation, suit, claim, action, investigation, dispute, proceeding, or controversy before any court, administrative agency, or other governmental authority, or arbitrator relating to or affecting the ownership or use of the Intellectual Property by the Seller. The Seller is not aware of any facts or circumstances that could reasonably be interpreted to give rise to any such litigation, suit, claim, action, investigation, dispute, proceeding, or controversy. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree, or rule of any court, administrative agency, governmental authority, or arbitrator, or any regulation of any administrative agency or governmental authority which would adversely effect the Intellectual Property being conveyed pursuant to this Agreement. Schedule 3.4 identifies and contains a brief description of any unsatisfied judgment, order, decree, stipulation, or injunction against the Seller relating to the Intellectual Property and any claim, dispute, complaint, action, suit, proceeding, hearing, or investigation of, or in, any court, governmental entity, or before any arbitrator, to which the Seller is a party or is threatened to be made a party. None of the claims, disputes, complaints, actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.4 could have a material adverse affect on the Intellectual Property or the ownership of the Intellectual Property by the Seller.

     Section 3.5 No Other Ownership of the Intellectual Property. Except as disclosed in Schedule 3.5, there are no other owners of an interest in the
Intellectual Property, and there are no persons or entities with rights or options, vested or non-vested, to acquire any interest in any of the Intellectual Property.

     Section 3.6 Financial Statements. Attached as Schedule 3.6 are complete copies of the Seller's financial statements (balance sheets, statements of operation, and statements of cash flow; collectively the "Financial Statements") audited as of and for the fiscal year ended December 31, 1995. The Financial Statements fairly present the financial condition of the Seller as of the date indicated, the results of operations, and the sales of TJC Products for the respective period specified and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Since the date of the Financial Statements, there has not been any material adverse change or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the business condition (financial or otherwise), results of operations, sales of TJC Products, or the prospects of the TJC System.

     Section 3.7 Franchises. Attached as Schedule 3.7 is a complete list of all of the locations of TJC Bakeries, and the Seller has delivered to the Buyer, on or prior to the date hereof, a copy of the forms of the Franchise Agreements currently in effect as of the date hereof with respect to each of the TJC Bakeries (excluding the TJC Bakery owned and operated by the Seller) and all amendments thereto with respect to each. Other than as provided in the TJC Franchise Agreements, there are no outstanding commitments, promises, agreements, or understandings, either written or verbal, which have been made with respect to the Intellectual Property to any of the TJC Franchisees.

     Section 3.8 Regulatory Approvals. AD consents, approvals, authorizations, and other requirements prescribed by any law, rule, or regulation which must be obtained or satisfied by the Seller, which are necessary for the execution and delivery of the Agreements by the Seller and the documents to be executed and delivered by the Seller in connection with the Agreements, are set forth on
Schedule 3.8 attached hereto, and have been, or will be obtained and satisfied prior to the Closing. The Seller is not required to submit any notice, report, or other filing with or to any governmental entity in connection with the execution, delivery, or performance of the Agreements by the Seller.

     Section 3.9 Trade Secrets. The Secret Recipes and Technical Information constitute trade secrets as that term is defined under the laws of the State of New Jersey.

     Section 3.10 Adequacy of TJC System. The TJC System is sufficient to permit the Buyer to produce TJC Products of a quality currently customarily produced and sold in TJC Bakeries.

     Section 3.11 Contracts and Commitments. All contractual commitments, whether written or oral, with respect to the Intellectual Property or the TJC System, not disclosed in Section 3.7, have been disclosed to the Buyer on
Schedule 3.11 attached hereto, including the agreements for which the Seller is required to provide Estoppel Letters under Section 5.7 below, and a copy of each such contract or commitment has been provided to the Buyer. The Seller has not breached, or received any claim or threat, oral or written, that it has materially breached, any of the terms and conditions of the Supplier Agreements, or any other agreements, contracts, or commitments used in connection with the TJC System other than the Franchise Agreements. Except as provided on Schedule 3.11, the Seller has not breached, received any written claim or threat that it has breached, or received any material oral claim or threat that it has materially breached, any of the terms or conditions of the Franchise Agreements. The Seller is not aware of any breach of any of the terms and conditions of the Supplier Agreements, Franchise Agreements, or any other agreements, contracts, or commitments used in connection with the TJC System by any party to such agreements, contracts, or commitments. Each agreement, contract, or commitment listed or identified, or required to be listed or identified in Schedule 3.11, is in full force and effect, and is a legal, binding, and enforceable obligation of the parties thereto, subject to no set-off against the Seller.

     Section 3.12 Compliance with Laws. The Seller is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any law or order applicable to the Seller, the TJC Products, or the TJC System.

     Section 3.13 Disclosure. No representation or warranty by the Seller in this Agreement or in any exhibit, list, statement, document, or information set forth in or attached to any schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained in the Agreements not misleading. The Seller has disclosed to the Buyer all material facts pertaining to the transactions contemplated by the Agreements.

                                    ARTICLE 4
                          REPRESENTATIONS OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     Section 4.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state Delaware, and has all requisite power and authority (corporate and other) to own its properties, and has full power to execute and deliver the Agreements and to consummate the transactions contemplated thereby.

     Section 4.2 Authorization. The execution and delivery of the Agreements by the Buyer have been duly authorized by all requisite corporate action. Without limiting the generality of the foregoing, the Board of Directors of the Buyer has duly authorized the transactions contemplated by the Agreements. This Agreement constitutes, and each of the other Agreements when executed will constitute, the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery, and performance of the Agreements, and the consummation by the Buyer of the transactions contemplated thereby, will not, (a) violate the provisions of any law, rule, or regulation applicable to the Buyer; (b) violate a provision of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order, or award of any court, arbitral tribunal, administrative agency, or commission or other governmental entity or regulatory authority or agency; or
(d) conflict with or result in the breach or termination of any term or provision of any agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound.

Section 4.3 Disclosure. No representation or warranty by the Buyer in this Agreement or in any exhibit, list, statement, document, or information set forth in or attached to any schedule delivered or prepared by Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained in the Agreements not misleading.

                                    ARTICLE 5
                   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

     The obligations of the Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Buyer in its sole discretion):

     Section  5.1  Truth  of  Representations  and  Warranties  of  the  Seller:
Compliance with Covenants and Obligations. Each of the representations and warranties of the Seller in the Agreements shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements, and restrictions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing Date. Nothing contained herein shall prevent the Seller prior to the Closing Date from closing TJC Bakeries or terminating TJC Franchisees, provided that Schedule 3.7 is amended to reflect such action.

     Section 5.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out the Agreements and to sell, transfer, convey, assign, and deliver the Intellectual Property shall have been taken.

     Section 5.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions, and similar bodies, the consent, authorization, or approval of which is necessary under any applicable law, rule, order, or regulation for the consummation by the Seller of the transactions contemplated by the Agreements shall have been received, and shall be in form and substance reasonably satisfactory to the Buyer.

     Section 5.4 Third Party Consents. All third party consents necessary under any contract, agreement, or law for the consummation by the Seller of the transactions contemplated by the Agreements shall have been received, and shall be in form and substance reasonably satisfactory to the Buyer.

     Section 5.5 Bulk Sales Law Compliance. The Seller shall have complied with the bulk sales law of the State of New Jersey or obtained an opinion of counsel satisfactory to the Buyer that the bulk sales law of the State of New Jersey does not apply to the transactions contemplated by the Agreements.

     Section 5.6 Adverse Proceedings. No action or proceeding by any third party or any governmental entity shall have been instituted or threatened which seeks to restrain, prohibit, enjoin, make illegal, or invalidate the transactions contemplated by the Agreements or which might affect any right of the Buyer with respect to the Intellectual Property or under the Agreements.

     Section 5.7 Supplier Agreement Termination and Estoppel Letters. The Heinz Agreement between the Seller and Heinz shall have been irrevocably terminated, in writing, on such terms and conditions as are satisfactory to the Buyer. In addition, the Seller shall have received from each Wholesale Licensee, co-packer, distributor (other than as disclosed in Exhibit F), broker, and other agents or parties to agreements identified on Schedule 3.11, a letter ("Estoppel Letters") acknowledging there is no written or oral contract, agreement or understanding of any kind which is binding or enforceable between them or which would affect the Buyer, the TJC System, or the Intellectual Property in any way.

     Section 5.8 Closing Deliveries from Seller. The Buyer shall have received from the Seller at or prior to the Closing each of the following documents:

          (a) the License Agreement executed by the Parties substantially in the form of Exhibit B;

          (b) the Management Agreement executed by the Parties substantially in the form of Exhibit C;

          (c) the Assignment of Supplier Agreements executed by the Seller substantially in the form of Exhibit F and any consents so required shall have been obtained;

          (d) the Bill of Sale and Assignment of the Intellectual Property executed by the Seller substantially in the form of Exhibit I;

          (e) a signed opinion of counsel for the Seller substantially in the form of Exhibit J;

          (f) a signed Certificate of the Secretary of the Seller attesting to the charter documents of the Seller and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement in the form of Exhibit L;

          (g) a signed Certificate of the President of the Seller verifying that all of the representations and warranties are true and correct and that the covenant of the Seller with respect to the Closing Date Liabilities has been satisfied substantially in the form of Exhibit M;

          (h) a termination of the Heinz Agreement in a form satisfactory to the Buyer, including the Heinz Assignment;

          (i) a copy of the Estoppel Letters from the Suppliers in a form satisfactory to the Buyer; and,

          (j) a copy of a tax clearance certificate issued to the Seller from the Tax Assessment Department of the State of New Jersey.

     Section 5.9 Closing Deliveries From Seller's Officers. The Buyer shall have received from the officers of the Seller at or prior to the Closing, each of the following documents:

          (a) the executed Consulting Agreement entered into by and between the Buyer and Charles Loccsiano substantially in the form of Exhibit D; and

          (b) the executed Consulting Agreement entered into by and between the Buyer and Alan Gottlich substantially in the form of Exhibit E.

     Section 5.10 Completion of Exhibits. The parties acknowledge and agree that, as of the date of this Agreement, certain exhibits and schedules to this Agreement, and certain exhibits to be attached to other exhibits, will not be completed or attached hereto. The parties shall prepare, finalize and attach all required exhibits and schedules at least thirty (30) days prior to the Closing Date.

                                    ARTICLE 6
                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

     The obligations of the Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller in its sole discretion):

     Section  6.1  Truth  of  Representations   and  Warranties  of  the  Buyer:
Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date. The Buyer shall have performed and complied in all respects with all terms, conditions, obligations, agreements, and restrictions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing Date.

     Section 6.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out the Agreements shall have been taken.

     Section 6.3 Adverse Proceedings. No action or proceeding by any third party shall have been instituted or threatened which seeks to restrain, prohibit, or invalidate the transactions contemplated by the Agreements or which might affect the rights of the Seller to transfer the Intellectual Property.

     Section 6.4 Fairness Opinion. The Seller shall have received an opinion, with respect to the fairness to the shareholders and creditors of the Seller of the transactions contemplated by the Agreements.

     Section 6.5 Closing Deliveries. The Seller shall have received from the Buyer at or prior to the Closing each of the following documents:

          (a) payment of the Closing Date Payment;

          (b) evidence of payment of the Heinz Payment satisfactory to the Seller;

          (c) the Note executed by the Buyer;

          (d) the Purchase Agreement executed by the Parties;

          (e) the License Agreement executed by the Parties substantially in the form of Exhibit B;

          (f) the Management Agreement executed by the Parties substantially in the form of Exhibit C;

          (g) a signed opinion of counsel for the Buyer substantially in the form of Exhibit K;

          (h) a signed Certificate of the Assistant Secretary of the Buyer attesting to the charter documents of the Buyer and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement substantially in the form of Exhibit M; and

          (i) a signed Certificate of the President of the Buyer verifying that all of the representations and warranties are true and correct, substantially in the form of Exhibit N.

                                    ARTICLE 7
                                 INDEMNIFICATION

     Section 7.1 Indemnification for Misrepresentations. The Buyer and the Seller each hereby indemnifies and holds the other harmless against all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or Seller in connection with any misrepresentation contained in any statement, certificate, or schedule furnished by such Party pursuant to the Agreements or in connection with the transactions contemplated by the Agreements.

     Section 7.2 Survival of Representations. All representations and warranties made by the Parties herein or in any instrument or document furnished in connection with the Agreements shall survive the Closing and any investigation at any time made by, or on behalf of, the Parties to the Agreements. All such representations and warranties shall expire on the third (3rd) anniversary of the Closing Date.

     Section 7.3 Seller's Indemnity for Intellectual Property. The Seller hereby agrees to indemnify and hold the Buyer, its officers, directors, shareholders, and affiliates (the "Buyer's Indemnitees") harmless from any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, settlement costs and any legal, accounting, or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer's Indemnitees, in connection with any claims against the validity, distinctiveness, and/or enforceability of the Intellectual Property. With respect to claims against the use, validity, distinctiveness, and/or enforceability of the Intellectual Property, as such Intellectual Property existed in the United States and Canada as of Closing, the Seller agrees to pay for the defense of any claims (including, without limitation, settlement costs and any legal, accounting, or other expenses for investigating or defending any actions or threatened actions), that the Buyer's use of the Intellectual Property infringes upon the rights of others. The Buyer shall have the right to control the defense of claims relating to or involving the Intellectual Property (including selecting the attorney to represent the Buyer in such a dispute). The Buyer agrees to consult with the Seller on the progress, strategy, and status of any such suits and Buyer agrees it will not refuse to settle or settle such action without the prior written consent of the Seller.

     Section 7.4 Seller's Indemnity for Seller's Business Operations. The Seller hereby agrees to indemnify and hold the Buyer's Indemnitees harmless from any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, settlement costs and any legal, accounting, or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer's Indemnitees in connection with any claims relating to the Supplier Agreements, the liabilities or obligations of the Seller, and/or any liabilities or claims arising out of any act or omission by the Seller in relation to the business operations of the Seller, either prior to or after the Closing. With respect to claims involving the business operations of the Seller, the Seller shall have the right to control the defense of such claims, the Seller shall pay for the defense of any such claims, and the Seller shall indemnify and hold the Buyer's Indemnitees harmless.

     Section 7.5 Buyer's Indemnity for Buyer's Business Operations. The Buyer hereby agrees to indemnify and hold the Seller, its officers, directors, shareholders, and affiliates (the "Seller's Indemnitees") harmless from any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, settlement costs and any legal, accounting, or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Seller's Indemnitees, in connection with any liabilities or claims arising out of any act or omission by the Buyer in relation to the business operations of the Buyer arising either prior to or after Closing. The business operations of the Buyer, however, shall not include acts or omissions of the Buyer under the Management Agreement which occur at the direction of the Seller, and which involve or relate to the business operations of the Seller, which is addressed in Section 7.6 below. With respect to claims involving the business operations of the Buyer, the Buyer shall have the right to control the defense of such claims, the Buyer shall pay for the defense of such claims, and the Buyer shall indemnify and hold the Seller's Indemnitees harmless.

     Section 7.6 Franchisee General Release Forms. At least twenty-five (25) days prior to the Closing, the Seller shall send a letter to each TJC Franchisee offering to release each TJC Franchisee from all royalties owed the Seller and all royalties that would be owed to the Seller (and paid to the Buyer under the Management Agreement) for six (6) months following the Closing, in exchange for a general release ("Franchisee General Release") from all liabilities for all past actions or omissions up to and including the Closing and for all potential claims or causes of action relating to the transactions contemplated by the Closing. The form of the Franchisee General Release and the content of any communication concerning it shall be satisfactory to both Parties, and shall not be sent to any TJC Franchisee until the form and content is approved by the Buyer. Both the Buyer and Seller shall receive a copy of each letter sent, all communications received in response to the Franchise General Release form, and of each Franchisee General Release which is signed and returned by a TJC Franchisee.

     Section 7.7 Claims by Franchisees Against Buyer and Seller for Actions Prior to and After the Closing. With respect to claims against both the Seller and the Buyer by TJC Franchisees for acts or omissions which allegedly started prior to the Closing and continued after the Closing, the Seller agrees to indemnify the Buyer and hold the Buyer, its officers, directors, shareholders, and affiliates, harmless from any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, settlement costs and any legal, accounting, or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer. The Seller and the Buyer agree to each pay for fifty percent (50%) of the costs of the defense of any such claims, (including, without limitation, settlement costs and any legal accounting, or other expenses for investigating or defending any actions or threatened actions), but the Buyer shall have the right to control the defense of such claims. The Buyer agrees to consult with the Seller on the progress, strategy, and status of any such suits and agrees it will not refuse to enter into settlement or enter into settlement of any such action without the prior written consent of the Seller.

     Section 7.8 Buyer's Right of Offset. For any amount to which the Buyer shall be entitled to indemnification pursuant to this Agreement prior to settlement or judgment, the Buyer shall have the right to credit such amount against the First Note and the Additional Payments provided for in Article I equal to an amount of ten percent (10%) of the claim or Twenty Thousand Dollars ($20,000), whichever is less, per month, per claim, after the claim is settled or a judgement is rendered then the Buyer's right of offset shall extend to the full amount of the settlement or judgement, without limitation. The Buyer shall also have the right to offset money it owes to Seller, pursuant to the terms of the License Agreement or the Management Agreement, subject to the above monthly and per claim limits until settlement of a claim or a judgement is rendered, as provided above. All amounts that are offset as provided for in this Section 7.8 shall be deposited in an escrow account ("Escrow") maintained by Rudnick, Wolfe, Epstien & Zeidman ("Escrow Agent"), in accordance with the terms and conditions of the escrow agreement attached hereto as Exhibit P. The Escrow Agent shall disburse the funds from the Escrow in accordance with the escrow agreement.

     Section 7.9 Notice for Claims of Indemnification. Whenever any claim shall arise for indemnification pursuant to this Article 7, the Party seeking indemnification (the "Indemnified Party"), shall promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof.

     Section 7.10 Defense by Indemnifying Party. With respect to any claim giving rise to indemnity resulting from or arising out of any claim or legal proceeding by a person who is not a party to the Agreements, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges, to the Indemnified Party, in writing, its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date such claim is made, the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                                    ARTICLE 8
                               GENERAL PROVISIONS

     Section 8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of the Seller and Buyer;

          (b) at any time before the Closing, by the Seller or Buyer, in the event of a material breach by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) business days following notification thereof by the terminating party;

          (c) upon notification to the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement has become impossible to satisfy; or

          (d) at any time after October 31, 1996, by the Seller or Buyer, upon notification to the non-terminating party by the terminating party, if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

     Section 8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, this Agreement will immediately become null and void, and there will be no liability or obligation on the part of the Seller or Buyer (or any of their respective officers, directors, employees, agents, representatives or affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 8.8 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 8.1 (b) or (c), each Party will remain liable to the other Party for any breach of this Agreement by such Party existing at the time of such termination, and each Party may seek such remedies, including damages and attorney fees, against the other, with respect to any such breach as is provided in this Agreement or as may be otherwise available at law or in equity.

     Section 8.3 Broker's and Financial Advisers. The Seller has engaged Arthur Andersen, LLP as a financial adviser in connection with the transactions contemplated by the Agreements. All amounts due to Arthur Andersen, LLP are solely the responsibility of the Seller and the Seller will hold the Buyer harmless from any such claim for payment by Arthur Andersen, LLP. The Seller represents and warrants that it has not engaged any other financial adviser, broker, or finder, nor has Seller incurred any other liability for brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by the Agreements. The Buyer represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by the Agreements. Each Party agrees to indemnify and hold the other harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a financial adviser, broker or finder on behalf of such Party.

     Section 8.4 Notices. Any notices or other communications required or permitted by the Agreements shall be sufficiently given if delivered personally or sent by telex, facsimile, overnight courier, registered or certified mail postage prepaid, addressed as follows or to such other address of which the Parties may have given notice:

 To the Seller:            T. J. Cinnamons, Inc.
                           Attn: Alan S. Gottlich, Chief Financial Officer
                           135 Seaview Drive
                           Secaucus, New Jersey 07094
                           Fax: (201) 422-0858

 With copies to:           Saul Feiger, Esq.
                           152-18 Union Turnpike
                           Kew Garden Hills, New York 11367
                           Fax: (718) 380-3092

 To the Buyer:             TJ Holding Company, Inc.
                           Attn: Jonathan P. May, Vice President
                           1000 Corporate Drive
                           Fort Lauderdale, Florida 33334
                           Fax: (954) 351-5619

 With copies to:           Rudnick, Wolfe, Epstien & Zeidman
                           Attn: Mark A. Kirsch, Esq.
                           1401 New York Avenue, N.W.
                           Suite 900
                           Washington, D.C. 20005
                           Fax: (202) 879-5773

All notices or other communications shall be deemed received on the date delivered if delivered personally, by facsimile, by telex, or by overnight courier, or three (3) business days after being sent, if sent by registered or certified mail.

     Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns. No assignment shall release a Party from any obligation or liability under this Agreement.

     Section 8.6 Amendments. The Parties, by the consent of their respective Boards of Directors or officers authorized by such Boards, may amend or modify this Agreement and the exhibits and schedules hereto, in such manner as may be agreed upon, by a written instrument executed by each Party.

     Section 8.7 Waivers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 8.8 Expenses. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with the Agreements.

     Section 8.9 Severability. If any of the provisions of the Agreements may be construed in more than one way, one of which would render the provision illegal or otherwise voidable or unenforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all of the provisions of the Agreements shall be construed according to their fair meaning and not strictly construed against either Party. If any court or other governmental authority shall determine any provision of the Agreements unenforceable or void, the Parties agree that the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is sought and affords the Parties the same basic rights and obligations and has the same economic effect. If any of the provisions of the Agreements are held invalid or unenforceable by any court or other governmental authority or in any arbitration proceeding, such a finding shall not invalidate the remainder of the Agreements.

     Section 8.10 Specific Performance. The Seller and Buyer each acknowledge that they would be irreparably damaged if any of the provisions of the
Agreements are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Parties agree that either Party shall be entitled to an injunction to prevent a breach or anticipatory breach of the provisions of the Agreements and to specifically enforce the Agreements and the terms and provisions of the Agreements in any action instituted in any court of the United States or any state thereof or any foreign country having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 8.11 Governing Law. Any dispute with respect to the entering into, performance, or interpretation of this Agreement shall be governed by the laws of the State of Florida, without regard to the Florida law of conflicts. The Parties hereby agree that to the extent any disputes arise that cannot be resolved directly between the Parties, the Parties shall file any necessary suit only in the federal or state court having jurisdiction where the Buyer's principal office is then located. The Parties irrevocably submit to the jurisdiction of any such court and waive any objection they may have to either the jurisdiction or venue of any such court.

     Section 8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.13 No Third Party Beneficiaries. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or entity, other than the Parties and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     Section 8.14 Entire Agreement. This Agreement and all schedules and exhibits and all agreements and instruments to be delivered by the Parties pursuant to this Agreement, represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of and on the date first above written.


(Corporate Seal)                        SELLER: T.J. CINNAMONS, INC., a Delaware
                                        corporation

Attest:                                 By: /s/ Charles N. Loccisano

Secretary                               Title: President & CEO


(Corporate Seal)                        BUYER: TJ HOLDING COMPANY, INC., a
                                        Delaware corporation

Attest:                                 By: /s/ David L. Dorff

Secretary                               Title: Senior Vice President & CFO